The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
Reportable Segment	FY11 (1)					FY12 (1)				Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
Cleaning (2)	1%	-6%	4%	4%	1%	-1%	0%	7%	2%	Q3 increase primarily driven by higher shipments in the Away From Home business due to the recent acquisitions of HealthLink and Aplicare, Inc.; as well as higher shipments of Clorox® Disinfecting Wipes.
Household	-9%	-1%	-3%	2%	-2%	5%	1%	2%	2%	Q3 increase primarily driven by higher shipments due to merchandising for Glad® OdorShield® trash bags and food storage products.
Lifestyle (3)	1%	3%	3%	3%	3%	6%	2%	4%	4%	Q3 increase primarily driven by growth behind the new Brita Bottle® and higher shipments of Burt’s Bees® natural personal care products behind the new güd® product line.
International	-2%	3%	0%	0%	0%	3%	-1%	1%	1%	Q3 increase primarily driven by higher shipments in Argentina, Mexico and Peru.
Total Company	-2%	-2%	1%	2%	0%	2%	0%	4%	2%

Supplemental Information – Sales Growth

	% Change vs. Prior Year
Reportable Segment	FY11 (1)					FY12 (1)				Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
Cleaning (2)	-1%	-6%	3%	4%	0%	-2%	5%	10%	4%	Q3 variance between changes in volume and sales was primarily driven by the benefit of price increases.
Household	-7%	-4%	-3%	1%	-3%	3%	4%	6%	5%	Q3 variance between changes in volume and sales was primarily driven by the benefit of price increases on Glad® products, partially offset by trade promotion spending and product mix.
Lifestyle (3)	1%	3%	0%	5%	2%	6%	6%	10%	7%	Q3 variance between changes in volume and sales was primarily driven by the benefit of price increases on Hidden Valley® salad dressing as well as favorable trade promotion spending.
International	-2%	-1%	8%	9%	3%	9%	0%	4%	4%	Q3 variance between changes in volume and sales was primarily driven by the benefit of price increases, offset by trade promotion spending and unfavorable foreign currency exchange rates.
Total Company	-3%	-3%	1%	4%	0%	3%	4%	7%	5%

(1)	Volume and sales growth percentage changes for the Cleaning and International reportable segments and Total Company reflect the reclassification of the Auto Care businesses to discontinued operations in Q1 fiscal 2011 for all periods presented.

(2)	The Cleaning reportable segment includes the recent acquisitions of HealthLink and Aplicare, Inc.

(3)	Lifestyle includes results of the worldwide Burt’s Bees business.

The Clorox Company

Earnings (Losses) From Continuing Operations Before Interest and Taxes (EBIT), Earnings (Losses) From Continuing Operations Before Interest, Taxes, Depreciation and Amortization (EBITDA) (1)

Reconciliation of earnings (losses) from continuing operations before income taxes to EBIT and EBITDA

Dollars in millions and percentages based on rounded numbers

	FY 2011					FY2012

	Q1 9/30/10	Q2 12/31/10	Q3 3/31/2011	Q4 6/30/11	FY 6/30/11	Q1 9/30/11	Q2 12/31/11	Q3 3/31/12

Earnings (losses) from continuing
operations before income taxes	$202	$(112)	$219	$254	$563	$187	$155	$198
Goodwill impairment (2)	-	258	-	-	258	-	-	-
Interest income	(1)	(1)	-	(1)	(3)	(1)	(1)	-
Interest expense	32	33	29	29	123	29	30	33
EBIT (3)	233	178	248	282	941	215	184	231
EBIT margin (3)	18.4%	15.1%	19.0%	19.0%	18.0%	16.5%	15.1%	16.5%
Depreciation and amortization	45	43	42	43	173	46	43	44
EBITDA (4)	$278	$221	$290	$325	$1,114	$261	$227	$275
EBITDA margin (4)	22.0%	18.7%	22.2%	21.9%	21.3%	20.0%	18.6%	19.6%
Net sales	$1,266	$1,179	$1,304	$1,482	$5,231	$1,305	$1,221	$1,401

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA and EBITDA margin provides additional useful information to investors about current trends in the business. These non-GAAP financial measures may not be the same as similar measures presented by other companies.

Note: The calculation of EBITDA for compliance with the Company’s debt covenants uses net earnings and includes other items as defined by its revolving credit agreement.

(2)	The goodwill impairment represents a $258 million noncash charge recognized in Q2 fiscal 2011 to adjust the carrying value of the goodwill related to the acquisition of Burt’s Bees to estimated fair value.

(3)	EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding goodwill impairment, interest income and interest expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.

(4)	EBITDA (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding goodwill impairment, interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of March 31, 2012

Working Capital Update

	Q3
	FY 2012	FY 2011	Change	Days (5)	Days (5)
	($ millions)	($ millions)	($ millions)	FY 2012	FY 2011	Change
Receivables, net	$557	$499	$58	34	32	2 days
Inventories, net	$454	$435	$19	50	52	-2 days
Accounts payable (1)	$364	$360	$4	39	41	-2 days
Accrued liabilities	$472	$452	$20
Total WC (2)	$288	$162	$126
Total WC % net sales (3)	5.1%	3.1%
Average WC (2)	$264	$127	$137
Average WC % net sales (4)	4.7%	2.4%
  Receivables increased primarily due to increase in sales.

  Inventories increased primarily due to the recent acquisitions of HealthLink and Aplicare, Inc.

  Accrued liabilities increased due to an increase in incentive compensation accruals.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter ended March 31, 2012

Capital expenditures for the third quarter were $37 million versus $70 million in the year-ago quarter.

Depreciation and amortization was $44 million versus $42 million for the year-ago quarter.

Net cash provided by continuing operations in the third quarter decreased to $165 million from $217 million in the year-ago quarter. The year-over-year decrease was primarily due to lower tax payments in the year-ago period.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].

(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash, assets held for sale, and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.

(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).

(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).

(5)	Days calculations based on a two-point average.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of the gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY11					FY12
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Cost Savings	+200	+180	+180	+110	+170	+160	+180	+160
Price Changes	+80	+100	+60	+70	+80	+170	+240	+250
Market Movement (commodities)	-180	-150	-150	-170	-160	-320	-240	-200
Manufacturing & Logistics (1)	+20	-60	-70	-40	-30	-220	-170	-200
All other (2)	-160	-250	-70	-50	-140	-40	-30	-190

Change vs prior year	-40	-180	-50	-80	-80	-250	-20	-180
Gross Margin (%)	44.3%	41.7%	44.1%	43.5%	43.5%	41.7%	41.5%	42.3%

(1)	“Manufacturing & Logistics” includes the change in the cost of diesel fuel.

(2)	“All Other” includes all other drivers of gross margin change. Examples of drivers included: volume change, product mix, trade and consumer spending, restructuring and acquisition-related costs, foreign currency, etc. If a driver included in all other is deemed to be material in a given period, it will be disclosed as part of the company’s earnings release.

The Clorox Company

U.S. Pricing Actions from CY2008 - CY2012

Brand / Product	Average Price Change	Effective Date
Home Care
Pine-Sol® cleaners	+13%	May 2008
Clorox Clean-Up® cleaners	+8%	August 2008
Formula 409®, Tilex®, and Clorox® Disinfecting Bathroom cleaners	+12%	August 2008
Liquid-Plumr® products	+9%	August 2008
Clorox® Toilet Bowl Cleaner and Clorox® ToiletWandTM products	+8 to +13%	August 2008
Green Works® cleaners	-7 to -21%	May 2010
Formula 409®	+6%	August 2011
Clorox Clean-Up® cleaners	+8%	August 2011
Clorox® Toilet Bowl Cleaner	+5%	August 2011
Liquid-Plumr® products	+5%	August 2011
Pine-Sol® cleaners	+17%	April 2012
Laundry
Clorox® liquid bleach	+10%	August 2008
Green Works® liquid detergent	approx. -30%	May 2010
Clorox® liquid bleach	+12%	August 2011
Clorox 2® stain fighter and color booster	+5%	August 2011
Glad
Glad® trash bags	+7%	February 2008
GladWare® disposable containers	+7%	February 2008
Glad® trash bags	+10%	October 2008
Glad® trash bags	-10%	December 2008
GladWare® disposable containers	-7%	April 2009
Glad® trash bags	-7%	May 2009
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Glad® wraps	+7%	August 2011
Glad® food bags	+10%	November 2011
Litter
Cat litter	+7 to +8%	August 2008
Cat litter	-8 to -9%	March 2010
Food
Hidden Valley Ranch® salad dressing	+7%	August 2008
Hidden Valley Ranch® salad dressing	+7%	August 2011
Charcoal
Charcoal	+6%	January 2008
Charcoal and lighter fluid	+7 to +16%	January 2009
Charcoal and lighter fluid	+8 to 10%	January 2012
Brita
Brita® pitchers	+3%	August 2011

Notes:

  Individual SKUs vary within the range.
  This communication reflects pricing actions on primary items.